UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MAY 1, 2006

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

Item 1.01 Entry into a Definitive Material Agreement

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of each of the Unconditional and Continuing Guaranty Agreements, dated May 1, 2006, from Nevada Gold & Casinos, Inc. and the ST Principal (defined below) to each of All Capital, LLC and Vestin Mortgage, Inc.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Nevada Gold & Casinos, Inc. (the "Company"), through its subsidiary Nevada Gold NY, Inc., owns a 40% membership interest in American Racing and Entertainment, LLC ("American Racing"), which owns 100% of Vernon Downs Acquisition, LLC ("VDA"). American Racing owns the Tioga Downs Racetrack in Nichols, New York

On May 1, 2006, VDA acquired the Vernon Downs Racetrack near Vernon, New York, through the consummation of a plan of reorganization in the Chapter 11 bankruptcy of Mid-State Raceway, Inc., and its wholly owned subsidiary, Mid-State Development Corporation (collectively the "Debtors"), jointly submitted by VDA and the Debtors. Pursuant to the plan of reorganization, VDA acquired 100% of the stock of Mid-State Raceway, Inc.; however, shareholders of Mid-State who are suitable for licensing under the New York racing and lottery regulations have the option of acquiring up to 10% of VDA for a nominal purchase price.

In connection with the consummation of the plan of reorganization, Mid-State Raceway, Inc. issued two notes, (a) one in the amount of $24,500,000 million payable to Vestin Mortgage, Inc. and (b) the other in the amount of $3,065,784 million to All Capital, LLC. These notes were issued in full settlement of the claims submitted by Vestin Mortgage, Inc. and All Capital, LLC in the Debtors' Chapter 11 bankruptcy. The notes each require monthly payments of interest only at a fixed interest rate of 9% through the maturity date of September 30, 2006, at which time all principal and interest becomes due and payable in full. For a fee of $250,000 paid to the holder of the Vestin Note and $26,500 paid to the holder of the All Capital, LLC note, the notes may be extended for one period of six months. If the notes are extended, monthly payments of interest only at a fixed interest rate of 9% continue to be payable through the extended maturity date of March 31, 2007, at which time all principal and interest becomes due and payable in full. The notes are secured on a pari passu basis by a first priority mortgage and lien on all real and personal property owned by Mid-State Raceway, Inc. and Mid-State Development Corporation. Principal and interest on the notes may become immediately due and payable in the event of default under the notes or mortgage and security agreements (the "Loan Documents").

We have agreed to provide a guaranty of 50% of the principal, interest and other expenses payable under the Loan Documents. A principal owner ("ST Principal") of Southern Tier Acquisitions II, LLC, a member of American Racing, has guaranteed 100% of the principal, interest and other expenses payable under the Loan Documents.

The foregoing is a summary only of the Loan Documents and guaranties and is qualified in its entirety by the full text thereof. Complete copies of the Unconditional and Continuing Guaranties are attached as exhibits 10.24 and 10.25 and complete copies of the $24,500,000 note, the $3,065,784 note, and the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, are attached hereto as exhibits 99.4, 99.5, and 99.6, respectively.

VDA has previously purchased all of the equity interests in Mid-State Raceway, Inc. owned by certain shareholders (collectively, "Shareholders") for the purchase price of $500,000. Certain increased payments ("Increased Payment") to the Shareholders for the purchase of the equity interests will be due if in any consecutive 12-month period during the first 24 full months of VLT operations at Vernon Downs, VLT revenues exceed certain threshold amounts. The Increased Payment will be due if in any consecutive 12-month period during the first 24 full months of VLT operations at Vernon Downs, VLT revenues exceed at least $47.1 million. The amount of the Increased Payment is dependent on the amount of VLT revenues in excess of $47.1 million and is determined as follows:

VLT Revenues Exceeding	Increased Payment

$47.1 million	$550,000

$52.1 million	an additional $600,000, for a total Increased Payment of $1.15 million

$57.1 million	an additional $600,000, for a total Increased Payment of $1.75 million

$62.1 million	an additional $600,000, for a total Increased Payment of $2.35 million

We have agreed to provide a guaranty of the payment of 50% of the Increased Payment, if earned. The ST Principal has guaranteed 100% of the Increased Payment, if earned.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished as part of this Current Report on  Form 8-K:

10.24	Unconditional and Continuing Guaranty Agreement dated May 1, 2006, by Jeffrey Gural and Nevada Gold & Casinos, Inc., to and for the benefit of All Capital, LLC.

10.25	Unconditional and Continuing Guaranty Agreement dated May 1, 2006, by Jeffrey Gural and Nevada Gold & Casinos, Inc., to and for the benefit of Vestin Mortgage, Inc.

99.4	Secured Promissory Note, dated as of May 1, 2006, between Mid-State Raceway, Inc. and Mid-State Development Corporation, and Vestin Mortgage, Inc.

99.5	Secured Promissory Note, dated as of May 1, 2006, between Mid-State Raceway, Inc. and Mid-State Development Corporation, and All Capital, LLC.

99.6
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated May 1, 2006 between Mid-State Raceway, Inc. and Mid-State Development Corporation, as Mortgagor, and Vestin Mortgage, Inc. and All Capital, LLC, as Mortgagees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: May 5, 2006	By:	/s/ H. Thomas Winn
H. Thomas Winn
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
10.24	Unconditional and Continuing Guaranty Agreement dated May 1, 2006, by Jeffrey Gural and Nevada Gold & Casinos, Inc., to and for the benefit of All Capital, LLC.
10.25	Unconditional and Continuing Guaranty Agreement dated May 1, 2006, by Jeffrey Gural and Nevada Gold & Casinos, Inc., to and for the benefit of Vestin Mortgage, Inc.
99.4	Secured Promissory Note, dated as of May 1, 2006, between Mid-State Raceway, Inc. and Mid-State Development Corporation, and Vestin Mortgage, Inc.
99.5	Secured Promissory Note, dated as of May 1, 2006, between Mid-State Raceway, Inc. and Mid-State Development Corporation, and All Capital, LLC.
99.6
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated May 1, 2006 between Mid-State Raceway, Inc. and Mid-State Development Corporation, as Mortgagor, and Vestin Mortgage, Inc. and All Capital, LLC, as Mortgagees.

End of Filing